Exhibit 99.1

Casa Systems Announces Preliminary Fourth Quarter and Full Year 2018 Financial Results

Andover, Mass. – January 17, 2019 – Casa Systems, Inc. (Nasdaq:CASA), a leading provider of converged broadband infrastructure technology solutions for mobile, cable and fixed networks, today announced certain preliminary results for the fourth quarter and fiscal year 2018 ended December 31, 2018.

“Our fourth quarter results were impacted by lower than expected spending in hardware by certain MSO customers as they begin to transition from Integrated CCAP to Distributed Access Architecture (DAA). As a result, we saw higher than anticipated software-based capacity sales during the quarter and lower than expected hardware volumes. To a lesser extent we also experienced wireless product certification delays, which has affected the timing of our wireless revenue recognition,” said Jerry Guo, Casa’s President and CEO. “While we are disappointed with our financial performance during the fourth quarter with lower than anticipated revenue, we do expect to be within guidance on gross margin, non-GAAP net income and non-GAAP diluted net income per share. Additionally, during the fourth quarter we saw several positive developments in our business. Software sales were quite healthy and, as a result, margins remained strong. We closed and shipped a major deal in DAA representing material revenue during the quarter. And we closed several wireless deals, including with a new and important Tier 1 operator, thereby continuing to expand our wireless customer footprint. As network transformation continues and service provider investments in 5G and DAA begin to ramp, we remain confident in the strategic direction of the company. We believe that Casa’s converged solutions for broadband networks position Casa to benefit from these material technology inflection points.”

Fourth Quarter 2018 Preliminary Financial Highlights

•	Revenue between $63 million and $69 million

•	Gross Margin in a range of 70% to 73%

•	Adjusted EBITDA between $17.5 million and $21.5 million

•	GAAP net income between $9.5 million and $13.5 million and Non-GAAP net income between $11.5 million and $15.5 million

•	GAAP diluted net income per share between $0.11 and $0.15 and Non-GAAP diluted net income per share between $0.13 and $0.17

Full Year 2018 Preliminary Financial Highlights

•	Revenue between $292 million and $298 million, compared to the prior outlook of $330 million and $350 million

•	Gross Margin in a range of 70% to 73%, compared to the prior outlook of high 60s % to low 70s %

•	Adjusted EBITDA between $94 million and $98 million

•	GAAP net income between $67.5 million and $71.5 million

•	Non-GAAP net income between $76 million and $80 million, compared to the prior outlook of $76 million and $83 million

•	GAAP diluted net income per share between $0.73 and $0.78

•	Non-GAAP diluted net income per share between $0.82 and $0.87, compared to the prior outlook of $0.80 and $0.88

These preliminary, unaudited financial estimates are based on information available to management as of the date of this press release, remain subject to the completion of normal quarter-end accounting procedures and adjustments, and are subject to change. Casa’s independent registered public accounting firm has not completed its review of our results for the quarter ended December 31, 2018 or completed its audit of our results for the year ended December 31, 2018. We undertake no obligation to update the information in this press release in the event facts or circumstances change after the date of this press release.

Casa Systems plans to release its financial results for the fourth quarter and full year 2018 on Thursday, February 21, 2019 after the close of the U.S. financial markets.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations of Casa Systems, Inc. (“Casa” or the “Company”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) revenue and/or expense adjustments identified in the course of the audit of our results for the year ended December 31, 2018 and the related review of our results for the quarter ended December 31, 2018; (2) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (3) the concentration of a substantial portion of our revenue in our CCAP solutions and in certain customers; (4) fluctuations in our revenue due to timing of large orders and seasonality; (5) the length and lack of predictability of our sales cycle; (6) any difficulties we may face in expanding our platform into the wireless market; and (7) other factors discussed in the “Risk Factors” section of our public reports filed with the SEC, including our most recent Quarterly Report on Form 10-Q, which is on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

Non-GAAP Financial Measures

We are presenting forward-looking estimates of three non-GAAP financial measures in this press release: adjusted EBITDA, non-GAAP net income, and non-GAAP diluted net income per share. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Adjusted EBITDA. We define adjusted EBITDA as our net income, excluding the impact of stock-based compensation expense; the follow-on public offering expenses; other income (expense), net; depreciation and amortization expense; and our provision for (benefit from) income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net income as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, which is a non-cash charge, the follow-on public offering expenses, which is a one-time non-recurring charge, and the tax effect on these excluded items. The tax effect of the excluded items is calculated using our effective income tax rate for the period, excluding the discrete tax benefits generated from the exercise of non-qualified stock options and the disqualifying disposition of incentive stock options. We believe that excluding these discrete tax benefits from our effective income tax rate results in more useful disclosure to investors and others regarding income tax effects of the excluded items as these amounts may vary from period to period independent of the operating performance of our business. We define non-GAAP diluted net income per share as diluted net income per share attributable to common stockholders reported in our condensed consolidated statements of operations, excluding the impact of cumulative dividends on convertible preferred stock, which are no longer applicable following the conversion to common stock of all of our outstanding preferred stock in December 2017 in connection with our initial public offering, excluding the impact of dividends declared on convertible preferred stock, as we do not intend to declare any dividends for the foreseeable future, and excluding the impact of items that we exclude in calculating non-GAAP net income. For periods in which convertible preferred stock was excluded from GAAP diluted net income per share attributable to common stockholders, we calculate non-GAAP diluted net income per share using a non-GAAP weighted-average share count in which the impact of dilutive convertible preferred stock are added to the GAAP weighted-average share count. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq:CASA) delivers converged broadband solutions that enable mobile, cable and fixed network service providers to meet the growing demand for gigabit bandwidth and services. Our suite of distributed and virtualized solutions for fixed and mobile 5G ultra-broadband networks are engineered for performance, flexibility and scale. Commercially deployed in over 70 countries, Casa serves more than 450 Tier 1 and regional service providers worldwide.

For more information, visit our website at http://www.casa-systems.com.

Source: Casa Systems, Inc.

IR Contact

Monica Gould

212-871-3927

investorrelations@casa-systems.com

Lindsay Savarese

212-331-8417

investorrelations@casa-systems.com

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP PRELIMINARY FINANCIAL MEASURES

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31, 2018		December 31, 2018
	(Projected)		(Projected)
	Low end of range	High end of range	Low end of range	High end of range
Reconciliation of Net Income to Non-GAAP Net Income:
Net income	$9,451	$13,452	$67,541	$71,542
Stock-based compensation	2,352	2,352	8,894	8,894
Follow-on public offering expenses	—	—	815	815
Tax effect of excluded items	(259)	(259)	(1,214)	(1,214)

Non-GAAP net income	$11,544	$15,545	$76,036	$80,037

Reconciliation of Diluted Net Income Per Share Attributable to Common Stockholders to Non-GAAP Diluted Net Income Per Share:
Diluted net income per share attributable to common stockholders	$0.11	$0.15	$0.73	$0.78
Non-GAAP adjustments to net income	0.02	0.02	0.09	0.09

Non-GAAP diluted net income per share	$0.13	$0.17	$0.82	$0.87

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$9,451	$13,452	$67,541	$71,542
Stock-based compensation	2,352	2,352	8,894	8,894
Follow-on public offering expenses	—	—	815	815
Depreciation and amortization	2,422	2,422	9,459	9,459
Other income, net	3,292	3,292	12,742	12,742
Provision for (benefit from) income taxes	—	—	(5,406)	(5,406)

Adjusted EBITDA	$17,517	$21,518	$94,045	$98,046